UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 31, 2009

ELEMENT 21 GOLF COMPANY
(Exact Name of Registrant as Specified in Charter)

Delaware	0-15260	88-0218411
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Queens Quay East, Unit #1, Toronto, Ontario, Canada MKA 4K9	N/A
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (416) 362-2121

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant.

1.
On March 31, 2009, Element 21 Golf Company (the “Company”), pursuant to the unanimous written consent of the Board of Directors, dismissed Parente Randolph, LLC (“Parente”) as its independent registered public accounting firm.  On March 18, 2009, in anticipation of the dismissal of Parente, the Company, pursuant to the unanimous written consent of the Company’s Board of Directors, engaged MSCM LLP (“MSCM”) as its independent registered public accounting firm.

2.
Prior to engaging MSCM, the Company did not consult with MSCM regarding the application of accounting principles to a specific completed or contemplated transaction or regarding the type of audit opinions that might be rendered by MSCM on the Company’s financial statements, and MSCM did not provide any written or oral advice that was an important factor considered by the Company in reaching a decision as to any such accounting, auditing or financial reporting issue. The Company engaged Parente on February 19, 2009 and to date there has been no services proved by Parente to the Company.

3.
The Company provided Parente with a copy of this Current Report on Form 8-K prior to its filing with the Securities and Exchange Commission and requested that Parente furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether it agrees with above statements and, if it does not agree, the respects in which it does not agree. A copy of the letter from Parente, when received, will be filed as an exhibit to a current report on Form 8-K/A, amending this current report.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.
None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ELEMENT 21 GOLF COMPANY

Date: April 2, 2009	By:	/s/ Nataliya Hearn
Dr. Nataliya Hearn
President